UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2017

CSS Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 Plymouth Road, Suite 300, Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(610) 729-3959

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2017, we approved the appointment of John M. Roselli as our Executive Vice President–Finance and Chief Financial Officer effective upon his commencement of employment with the Company on February 20, 2017. David F. McHugh, who currently serves as our interim Chief Financial Officer, will cease serving in such capacity when Mr. Roselli commences employment with the Company. Thereafter, Mr. McHugh will continue serving as Vice President–Finance of the Company, the position in which he has served since joining the Company in 2011.

Mr. Roselli, age 44, has served since 2014 as Vice President of Finance and Chief Financial Officer of the $800 million global Sensor Solutions business of TE Connectivity Ltd. (NYSE: TEL) (“TE”), a designer and manufacturer of connectivity and sensor solutions. In such capacity, he has had responsibility for all aspects of finance, including controllership, strategic planning and modeling, forecasting, budgeting, and operations finance for over twenty manufacturing sites. Mr. Roselli, a Chartered Financial Analyst®, previously served in similar financial leadership roles for TE’s Data Communications business unit from 2011 to 2014 and TE’s Global Distribution business from 2008 to 2011. From 2003 to 2008, Mr. Roselli served in Investor Relations for TE and its former parent company, Tyco International (“Tyco”), including serving as TE’s lead Investor Relations Officer for the $14 billion spin-off of TE from Tyco in 2007. Prior to joining Tyco, Mr. Roselli served for approximately six years as an equity analyst with Citigroup.
We have entered into an employment agreement with Mr. Roselli providing for: (i) a starting base salary of $350,000 per annum; (ii) participation in our management incentive program (beginning with our fiscal year ending March 31, 2018) with a target incentive compensation opportunity amount equal to 80% of Mr. Roselli’s then-current annual base salary; (iii) a future management recommendation to the Human Resources Committee of our Board of Directors for a grant to Mr. Roselli of a stock option to acquire 10,000 shares of our common stock and for a grant to Mr. Roselli of 10,000 restricted stock units (vesting upon satisfaction of service-based vesting conditions in equal 50% installments on each of the third and fourth anniversaries of the grant date), subject the provisions of our 2013 Equity Compensation Plan; and (iv) a company-owned or leased automobile to be made available for Mr. Roselli’s use.

Item 7.01 Regulation FD Disclosure.
On January 19, 2017, we issued a press release announcing the appointment of John M. Roselli as our Chief Financial Officer effective upon his commencement of employment with the Company on February 20, 2017. A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. This press release is being furnished pursuant to General Instruction B.2 of Form 8-K and is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor is it subject to the liabilities of that section or deemed incorporated by reference into any filing made by us under the Exchange Act and/or the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(d) The following Exhibit is furnished herewith:

Exhibit No.	Description
10.1	Employment Agreement dated January 17, 2017 between CSS Industries, Inc. and John M. Roselli.
99.1	Press Release dated January 19, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

Date:	January 20, 2017	By:	/s/ William G. Kiesling
William G. Kiesling
Vice President–Legal and Licensing and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated January 17, 2017 between CSS Industries, Inc. and John M. Roselli.
99.1	Press Release dated January 19, 2017

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